Investor Presentation Acquisition of Certain Assets and Assumption of Deposits of Doral Bank March 2, 2015 Exhibit 99.1

Forward-Looking Statements

The information contained in this presentation includes forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995, including our estimate of the accretive nature of the transaction, the additional fee income from the transaction, the run-rate annual non-interest expense from the transaction and our estimates of transaction costs. These forward-looking statements are based on management's current expectations and involve risks and uncertainties that may cause the Company's actual results to differ materially from any future results expressed or implied by such forward-looking statements.
Factors that may cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the fiscal and monetary policies of the federal government and its agencies; (iv) changes in federal bank regulatory and supervisory policies, including required levels of capital and the impact of proposed capital standards on our capital ratios; (v) the impact of the Dodd-Frank Act on our businesses, business practice and cost of operations; (vi) regulatory approvals that may be necessary to undertake certain actions or consummate strategic transactions such as acquisitions and dispositions; (vii) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate markets in
Puerto Rico and the other markets in which borrowers are located; (viii) the performance of the stock and bond markets; (ix) competition in the financial services industry; (x) possible legislative, tax or regulatory changes; (xi)
additional Federal Deposit Insurance Corporation assessments and (xii) risks related to the transaction, including
(a) our ability to maintain customer relationships, including managing any potential customer confusion caused by the alliance structure, (b) risks associated with the limited amount of diligence able to be conducted by a buyer in an FDIC transaction and (c) difficulties in converting or integrating the Doral branches or difficulties in providing transition support to alliance co-bidders . Other than to the extent required by applicable law,  the
Company undertakes no obligation to publicly update or revise any forward-looking statement. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2013 and other SEC reports for a discussion of those factors that could impact our future results.

Transaction Overview
•
Total of $1.8 billion of loans, all performing
•
$848 million of Puerto Rico loans acquired by Banco Popular de Puerto Rico (“BPPR”)
•
$931 million of U.S. mainland loans acquired by Popular Community Bank (“PCB”)
•
Popular acquired, in alliance with other bidders, certain assets and deposits from the FDIC, as receiver for Doral Bank
•
Popular’s bid was chosen to purchase approximately $5 billion of GSE mortgage servicing rights
(“MSRs”) subject to a servicing transfer agreement acceptable to Popular
•
Sales to co-bidders closed concurrently with primary transaction
•
Doral Bank branches and operations acquired by Popular continued to operate under their normal schedule after the acquisition
Loans
Acquired
Deposits
Assumed
Overview

Other
Transaction
Notes
•
$2.3 billion of deposits assumed
•
$612 million of Puerto Rico branch deposits (8 branches) and $431 million of Internet deposits assumed by BPPR
•
$1.3 billion of NY branch deposits (3 branches) assumed by PCB
•
No brokered CDs assumed
•
No non-performing assets acquired
•
No loss-sharing agreement with the FDIC
•
No holding company assets or liabilities assumed
•
All necessary regulatory approvals have been received and transactions other than MSRs have closed
Notes: Figures as of 12/31/14 and are subject to customary post-closing and purchase accounting adjustments.

Transaction Rationale
Enhances Popular’s Franchise

•
Strengthens existing Puerto Rico franchise
•
Continues expansion in New York and adds attractive commercial platform
•
In-market transaction in both Puerto Rico and New York
•
Popular is not acquiring any non-performing loans or REO
•
Popular has successfully managed previous FDIC transactions
•
Effective deployment of capital
•
Significant cost saving opportunities
•
Accretive to earnings
Strategic Advantages
Financially Attractive

Transaction Structure

•
BPPR served as the lead bidder in alliance with its affiliate PCB,
FirstBank Puerto Rico, an affiliate of J.C. Flowers III, L.P., and
Centennial Bank
•
Transactions with Popular’s alliance partners closed concurrently with the primary transaction; no seller financing offered
Overview of
Alliance
Structure
($ in millions) Popular FirstBank J.C. Flowers Centennial Total
U.S. Mainland Loans $ 931 $ - $ 316 $ 42 $ 1,289
Puerto Rico Loans 848 325 - - 1,173
Total Loans $ 1,779 $ 325 $ 316   $ 42 $ 2,463
U.S. Mainland Branch Deposits $ 1,277 $ - $ - $ 466 $ 1,743
Puerto Rico Branch Deposits 612 625 - - 1,237
Internet Deposits (BPPR) 431 - - - 431
Total Deposits $ 2,320 $ 625 $ - $ 466 $ 3,411
Notes: Figures as of 12/31/14 and are subject to customary post-closing and purchase accounting adjustments. Amounts may not total due to rounding.

Puerto Rico

New York

W 53RD ST
W 42ND ST
W 34TH ST
W 23RD ST
6TH AVE
PARK AVE
2ND AVE

Acquired Assets and Deposits

Loans Deposits (1) Branches
Notes:  Figures as of 12/31/14 and are subject to customary post-closing and purchase accounting adjustments.
(1)  P.R. time deposits includes $431million of internet deposits that were booked to BPPR in Puerto Rico.
Total: $1,043 million
Total: $1,277 million
Total: $848 million
Total: $931 million
San Juan
Aguadilla
Mayaguez
Ponce
Guayama
Humacao
Carolina Time
Savings,
NOW and
MMDA
Demand
Time
Demand
Mortgage
C&I & CRE
Other
Construction
CRE
C&I
Savings, NOW
and MMDA
Mortgage
16%
57%
74%
10%
41%
27%
30%
85%
11%
3%
2%
16%
27%

Key Financial Metrics
• Accretive to earnings
• Deposit repricing will be managed to bring deposit costs in line with Popular
• Additional fee income, excluding revenue from mortgage servicing, of approximately $5 million
• Non-interest expense estimate of approximately $30 million including estimated cost savings
• Transaction-related costs estimated at $20-25 million
Notes: Figures as of 12/31/14 and are subject to customary post-closing and purchase accounting adjustments.  Amounts may not total due to rounding.
Loan & Deposit Detail
Annual Pro Forma Impact excluding MSRs
($ in millions) Balance W.A. Coupon / Rate
Transaction Pricing -
Premium / (Discount) - %
U.S. Mainland Loans $ 931 5.6%
0.6)%
Puerto Rico Loans 848
6.0%
(4.7)%
Total Loans $ 1,779 5.7% (1.9)%
1.1
U.S. Mainland Branch Deposits $ 1,277 1.15% 2.0%
Puerto Rico Branch Deposits 612
0.62%
1.5%
Internet Deposits (BPPR) 431
0.94%
0.0%
Total Deposits $ 2,320 0.97% 1.5%

Capital Impact
•
Capital impact subject to purchase accounting and finalization of fair market value analysis
•
Will record an estimate of fair value in Q1 2015 with final valuations expected later in 2015
•
Currently anticipate creation of $50-100 million of goodwill upon completion of fair market value analysis
•
Impact on regulatory capital ratios estimated at approximately 150 bps excluding goodwill
•
Potential partial reversal of U.S. DTA valuation allowance will be assessed throughout 2015
•
Will continue our ongoing dialogue with regulators about capital return after our
March 31st DFAST filing

Popular Franchise Strengthened
•
Efficient deployment of capital which is accretive to earnings
•
Acquisition grows strategically important New York business
through the addition of an attractive commercial franchise
•
In-market expansion provides significant cost savings
opportunities
•
No non-performing assets acquired

Investor Presentation Acquisition of Certain Assets and Assumption of Deposits of Doral Bank